UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005 (December 14, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 20, 2005, The Nasdaq Stock Market, Inc. (“Nasdaq”) entered into an exchange agreement with the National Association of Securities Dealers, Inc. (“NASD”) pursuant to which the NASD exchanged one share of Nasdaq’s Series B Preferred Stock (“Series B”), representing all of the outstanding shares of Series B, for one newly issued share of Series D Preferred Stock (“Series D”). The terms of the Series D are substantially similar to the terms of the Series B. The one share of Series D, like the one share of Series B, will entitle NASD to cast the number of votes that, together with all other votes that NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables NASD to cast one vote more than one-half of all votes entitled to be cast by stockholders of Nasdaq. The share of Series B would have automatically lost its voting rights and been redeemed by Nasdaq upon the registration of Nasdaq as a national securities exchange. The share of Series D will lose its voting rights and be redeemed by Nasdaq on the date when Nasdaq is no longer operating pursuant to regulatory authority delegated by NASD. Nasdaq expects that this date will occur when The NASDAQ Stock Market LLC, a wholly owned subsidiary of Nasdaq, commences operating as a national securities exchange. The Series D does not pay dividends.

The exchange of the Series D for the Series B was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. On December 14, 2005, Nasdaq filed a certificate of designations for the Series D with the Secretary of State of the State of Delaware. Nasdaq is a subsidiary of the NASD. A copy of the certificate of designation for the Series D is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

(c) Appointment of Principal Officer

(1)	On December 14, 2005, the Nasdaq Board of Directors appointed Anna M. Ewing, age 45, to the position of Executive Vice President Operations and Technology and Chief Information Officer.

(2)	Ms. Ewing has been with Nasdaq since 2000 and previously held the position of Senior Vice President of Technology Services in Nasdaq’s Operation and Technology Group. In her prior position, Ewing was responsible for systems engineering and quality control for all Nasdaq systems. Prior to joining Nasdaq, Anna was employed at CIBC World Markets in New York, where she was Managing Director, Electronic Commerce. In that role, she was responsible for applications development and e-commerce initiatives within CIBC World Markets, the Investment Banking arm for CIBC. She also created and managed the CIBC World Markets Global Y2K Program office. Before joining CIBC, Ewing served as Vice President at Merrill Lynch, where she held various positions with the Corporate and Institutional Client Group Technology Division, including head of Institutional Client Technology, head of Financial Futures and Options and Prime Brokerage Technology and Regional Head of Merrill Lynch Canada Inc.

(3)	Nasdaq has no employment agreement with Ms. Ewing. Nasdaq has not entered into a new agreement with Ms. Ewing, and no previous agreement has been amended, in connection with her new position. In connection with Ms. Ewing’s appointment, the Management Compensation Committee of the Nasdaq Board of Directors awarded Ms. Ewing a Restricted Stock Award of 50,000 shares under the Nasdaq Equity Incentive Plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.02 above is incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

3.1	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of The Nasdaq Stock Market, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel

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